Exhibit 99.1

M/I Homes Reports
Second Quarter Results

Columbus, Ohio (July 30, 2009) - M/I Homes, Inc. (NYSE:MHO) announced results for the second quarter and six months ended June 30, 2009.  Second quarter results were highlighted by a reduced loss, increased new orders, deliveries and backlog, and ending the quarter with $104 million of cash.

For the second quarter, the Company reported a net loss of $19.9 million, or $1.26 per share, compared to a net loss of $94.1 million, or $6.72 per share during the second quarter of 2008.  The current quarter loss consists of a $9.0 million pre-tax operating loss, $8.0 million of asset impairments, and other non-operating charges totaling $2.9 million primarily for issues related to imported drywall and severance.

The Company reported a net loss of $48.0 million for the first half of 2009, or $3.22 per share, compared to a net loss of $116.3 million, or $8.30 per share for the same period a year ago.

New contracts for 2009’s second quarter were 759, up 43% from 2008’s second quarter of 530.  For the first six months, 2009’s new contracts increased 32% to 1,426 from 1,084 in 2008.  The Company delivered 492 homes in the second quarter compared to 478 in same period of 2008, an increase of 3%.  Homes delivered for the six months ended June 30, 2009 decreased 7% to 886 from 952 in 2008.  The Company had 106 active communities at June 30, 2009 compared to 138 at June 30, 2008.  The sales value of backlog of homes at June 30, 2009 increased to $260 million with backlog units increasing to 1,106 and an average sales price of $235,000.  The backlog of homes at June 30, 2008 had a sales value of $254 million, with backlog units of 880 and an average sales price of $289,000.

Robert H. Schottenstein, Chief Executive Officer and President commented, “We continue to make progress during these challenging times.  During the second quarter of 2009, we recorded our third consecutive quarter of increased new contracts, and second consecutive quarter of higher backlog units.  For the quarter, our new contracts increased 43% and backlog units improved by 26%, despite a 23% decline in active communities.  Also, homes delivered in the quarter increased compared to 2008.  In addition, our gross margin has increased in each of the past three quarters, and we continue to see positive results from our focus on reducing expenses -- as recurring selling, general and administrative expenses declined 22% from prior year levels.  The combination of all these factors resulted in a 24% reduction in our operating loss from the first quarter of 2009.”

Mr. Schottenstein, continued, “We have also made considerable progress in adjusting our product offering and strengthening our line of affordable homes.  Specifically, during the quarter, we successfully launched our eco series, a new line of homes designed to appeal to first time homebuyers and others interested in a more efficient and economical lifestyle.  We are currently selling our eco series in several of our Columbus and Cincinnati communities and initial market reaction has been quite strong.  We plan to offer this series in most of our markets by year end.”

Mr. Schottenstein, concluded, “Looking ahead, we want to build on the momentum generated during the first half of 2009.  At the same time, we are mindful that economic conditions remain difficult and unpredictable.  We therefore, will maintain our predominantly defensive operating strategy.  We ended the quarter with $104 million of cash, zero borrowings under our credit facility and no debt maturing until 2012.  We also have significantly reduced our homebuilding inventory, including our owned lots.  Our net debt to capital ratio stands at 21% at quarter end, one of the lowest levels in our industry.”

The Company will broadcast its earnings conference call today at 4:00 p.m. Eastern Time.  To hear the call, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.”  The call will continue to be available on our website through July 2010.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 74,000 homes.  The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the global, U.S., local and homebuilding economic environments, interest rates, risks associated with owning and developing land, availability of resources, competition, market concentration, lack of geographic diversification, availability of financing resources, terms of our indebtedness and our ability to incur additional indebtedness, outcome of legal claims brought against us, ownership changes that could limit our ability to utilize our net operating loss carryforwards, and various governmental rules and regulations, among other matters, more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as updated in the Company’s periodic filings on Form 10-Q.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

New contracts	759	530	1,426	1,084
Backlog units			1,106	880
Backlog value			$260,000	$254,000

Homes delivered	492	478	886	952

Revenue	$116,146	$141,002	$212,295	$297,087

Gross margin	$7,972	$(21,103)	$5,260	$(17,693)
Adjusted gross margin(1)	$15,798	$18,769	$28,032	$43,286
Adjusted gross margin %(1)	13.6%	13.3%	13.2%	14.5%

Loss from continuing operations
before income taxes	$(19,883)	$(53,429)	$(47,843)	$(80,187)
Adjusted Pre-tax operating loss(1)	$(9,015)	$(12,619)	$(20,899)	$(21,586)

Deferred tax asset valuation allowance	$7,608	$57,568	$19,328	$58,011

Net loss to common shareholders	$(19,902)	$(94,101)	$(48,031)	$(116,308)
Loss per share	$(1.26)	$(6.72)	$(3.22)	$(8.30)
Diluted shares outstanding (000s)	15,790	14,016	14,913	14,012

(1) See non-GAAP reconciliations in Non-GAAP Financial Reconciliations table below.

Non-GAAP Reconciliations
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Gross margin	$7,972	$(21,103)	$5,260	$(17,693)
Add: Impairments	6,576	39,872	17,522	60,979
Warranty – Imported Drywall	1,250	-	5,250	-
Adjusted gross margin	$15,798	$18,769	$28,032	$43,286

Loss from continuing operations
before income taxes	$(19,883)	$(53,429)	$(47,843)	$(80,187)
Add: Impairments and abandonments administrative expense	7,960	39,880	18,938	62,191
Warranty – imported drywall	1,250	-	5,250	-
Other expense (income)	-	-	941	(5,555)
Restructuring/bad debt expense	1,658	930	1,815	1,995
Adjusted pre-tax loss from operations	$(9,015)	$(12,619)	$(20,899)	$(21,556)

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenue	$116,146	$141,002	$212,295	$297,087
Cost of sales	108,174	162,105	207,035	314,780
Gross margin	7,972	(21,103)	5,260	(17,693)
General and administrative expense	16,415	17,133	28,417	34,691
Selling expense	9,629	13,087	18,738	26,813
Operating loss	(18,072)	(51,323)	(41,895)	(79,197)
Other expense (income)	-	-	941	(5,555)
Interest expense	1,811	2,106	5,007	6,545
Loss from continuing operations
before income taxes	(19,883)	(53,429)	(47,843)	(80,187)
Provision for income taxes	19	37,821	188	31,213
Loss from continuing operations,
net of income taxes	(19,902)	(91,250)	(48,031)	(111,400)
Loss from discontinued operations,
net of income taxes	-	(413)	-	(33)
Net loss	(19,902)	(91,663)	(48,031)	(111,433)
Preferred share dividends	-	2,438	-	4,875
Net loss to common shareholders	$(19,902)	$(94,101)	$(48,031)	$(116,308)

Revenue:
Housing revenue	$112,952	$126,795	$205,455	$257,731
Land revenue	-	10,870	657	23,644
Other	-	166	-	7,131
Total homebuilding revenue	$112,952	$137,831	$206,112	$288,506

Financial services revenue	3,194	3,171	6,183	8,581
Total revenue	$116,146	$141,002	$212,295	$297,087

Land, Lot and Investment in
Unconsolidated Subsidiaries
Impairment by Region:
Midwest	$1,523	$10,455	$2,935	$12,975
Florida	3,942	22,998	10,608	41,491
Mid-Atlantic	1,111	6,419	3,979	6,513
Total	$6,576	$39,872	$17,522	$60,979

Abandonments by Region:
Midwest	$520	$1	$523	$25
Florida	-	2	14	133
Mid-Atlantic	864	5	879	1,054
Total	$1,384	$8	$1,416	$1,212

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

EBITDA (1)	$(3,611)	$(7,086)	$(12,726)	$(556)
Interest incurred - net of fee amortization	$3,699	$4,396	$7,472	$9,907
Interest amortized to cost of sales	$3,056	$2,453	$4,728	$5,026
Depreciation and amortization	$1,910	$1,921	$4,412	$4,701
Non-cash charges	$9,713	$40,813	$21,444	$63,950

Cash provided by (used in) operating activities activities operating activities	$(12,788)	$10,747	$40,851	$109,499
Cash (used in) provided by investing activities	$(42,374)	$(3,678)	$(72,356)	$4,056
Cash provided by (used in) financing activities financing activities	$51,535	$(6,571)	$23,987	$(112,948)

Financial services pre-tax income	$1,429	$1,012	$2,730	$4,349

  (1) Earnings before interest, taxes, depreciation and amortization ("EBITDA") is defined, in accordance with our credit facility, as net income, plus interest expense (including interest amortized to land and housing costs), income taxes, depreciation, amortization and non-cash charges, minus interest income.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

NEW CONTRACTS
	Three months ended			Six months ended
	June 30,			June 30,
			%			%
Region	2009	2008	Change	2009	2008	Change

Midwest	407	248	64	754	488	55

Florida	113	138	(18)	224	287	(22)

Mid-Atlantic	239	144	66	448	309	45

Total	759	530	43	1,426	1,084	32

HOMES DELIVERED
	Three months ended			Six months ended
	June 30,			June 30,
			%			%
Region	2009	2008	Change	2009	2008	Change

Midwest	240	227	6	416	416	-

Florida	93	110	(15)	195	250	(22)

Mid-Atlantic	159	129	23	275	250	10

Continuing Operations	492	466	6	886	916	(3)

Discontinued Operation	-	12	-	-	36	-

Total	492	478	3	886	952	(7)

BACKLOG
	June 30, 2009			June 30, 2008
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	703	$145	$207,000	463	$124	$267,000

Florida	106	$ 23	$217,000	158	$ 44	$278,000

Mid-Atlantic	297	$ 92	$309,000	259	$ 86	$334,000

Total	1,106	$260	$235,000	880	$254	$289,000

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet Information (unaudited)
(Dollars in thousands, except per share amounts)

	June 30,
	2009	2008

Assets:
Total cash and cash equivalents	$104,382	$9,144
Mortgage loans held for sale	30,509	31,919
Inventory:
Lots, land and land development	293,217	404,992
Land held for sale	2,804	2,739
Homes under construction	175,129	259,851
Other inventory	25,217	31,114
Total Inventory	496,367	698,696

Property and equipment - net	20,097	32,216
Investment in unconsolidated joint ventures	7,432	26,011
Income tax receivable	3,067	31,857
Deferred income taxes	-	7,622
Other assets	18,971	23,091
Total Assets	$680,825	$860,556

Liabilities:
Debt –Homebuilding Operations:
Notes payable banks	$-	$10,000
Notes payable other	6,304	16,661
Senior notes	199,296	199,040
Total Debt – Homebuilding Operations	205,600	225,701

Note payable bank – financial services operations	19,478	29,640
Total Debt	225,078	255,341

Accounts payable	44,778	55,162
Community development district obligation	9,548	12,153
Obligation for inventory not owned	803	7,093
Other liabilities	61,532	64,724
Total Liabilities	341,739	394,473

Shareholders’ Equity	339,086	466,083
Total Liabilities and Shareholders’ Equity	$680,825	$860,556

Book value per common share	$12.92	$26.11
Net debt/total capital ratio (1)	21%	34%

(1) Net debt-to capital is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt plus shareholders’ equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	Land Position Summary

	June 30, 2009			June 30, 2008

		Lots			Lots
	Lots	Under		Lots	Under
	Owned	Contract	Total	Owned	Contract	Total

Midwest region	4,800	855	5,655	6,012	659	6,671

Florida region	1,678	83	1,761	3,452	251	3,703

Mid-Atlantic region	1,254	480	1,734	1,842	804	2,646

Total	7,732	1,418	9,150	11,306	1,714	13,020